Exhibit 99.1

NEWS RELEASE	OTCQX: SHWZ
For Immediate Release	NEO: SHWZ

SCHWAZZE ANNOUNCES SECOND QUARTER RESULTS

Record Quarterly Revenue and Adjusted EBITDA

Revenue Increases 44% to $44.3 Million Compared to $30.7 Million in Q2 2021

Adjusted EBITDA of $15 Million, 33.9% of Revenue

Revised Guidance Driven by Short-Term, Challenging Colorado Market Conditions

Q4 2022 Projected Revenue Annualized Run Rate: $175 Million - $200 Million

Q4 2022 Projected Adjusted EBITDA Annualized Run Rate: $60 Million - $72 Million

Conference Call & Webcast Scheduled for Today – 5:00 pm EDT

DENVER, CO – August 11, 2022 – Schwazze, (OTCQX:SHWZ; NEO:SHWZ) ("Schwazze" or the “Company"), today announced financial results for the second quarter ended June 30, 2022 (“Q2 2022”).

Q2 2022 Financial Summary:

•	Revenues of $44.3 million increased 44% compared to $30.7 million in second quarter ended June 30, 2021 (“Q2 2021”)
•	Retail sales were $38.1 million up 77% when compared to Q2 2021
•	Gross Margin of $25.2 million was up 69% compared to $14.9 million in Q2 2021, this quarter was affected by $0.2M in purchase accounting
•	Net Income was $33.8 million compared to a Net Income of $4.4 million for the same period last year
•	Adjusted EBITDA of $15 million was 33.9% of revenue, compared to $10 million for the same period last year
•	Colorado two year stacked IDs for Q2 2022 compared to Q2 2021 and Q2 2020 for same store sales(1) were 1.8% and one year IDs(1) were (12.7%) comparing Q2 2022 to Q2 2021
o	Average basket size (1) for Q2 2022 was $59.98 down 4.1% compared to Q2 2021
o	Recorded customer visits (1) for Q2 2022 totaled 444,771 down 8.9%, compared to Q2 2021
•	New Mexico two year stacked IDs for Q2 2022 compared to Q2 2021 and Q2 2020 for same store sales(1) were 41.0% and one year IDs(1) were 30.4% comparing Q2 2022 to Q2 2021
o	Average basket size (1) for Q2 2022 was $54.56 down 12.7% compared to Q2 2021
o	Recorded customer visits (1) for Q2 2022 totaled 209,591 up 49.4%, compared to Q2 2021

Accomplishments

Since December 2021, Schwazze has closed acquisitions adding 15 cannabis dispensaries, 10 in New Mexico and five in Colorado as well as four cultivation facilities in New Mexico and one in Colorado and one manufacturing asset in New Mexico.

•	Closed Acquisition of Urban Health & Wellness Assets
•	Listed Common Stock on the NEO Exchange
•	Closed Acquisition of Brow 2 LLC Assets
•	Closed Acquisition of Emerald Fields
•	Added President of New Mexico Division
•	Closed New Mexico Acquisition, Becoming a Regionally Focused MSO
•	Added to Key Senior Leadership Team
•	Closed Acquisition of Drift Assets

Justin Dye, Chairman and CEO of Schwazze stated, “Similar to the rest of the country, the cannabis industry in Colorado is also experiencing a slowdown in growth compared to the last couple of years. Schwazze, however, is demonstrating that our regional strategy, built on a customer first approach, developing significant scale, building brands and leveraging data analytics and technology is not only sound but gaining momentum as demonstrated by revenue and unit sales growth, customer loyalty and by once again outpacing the legacy market growth by approximately 12%.  We believe this model will travel well to other states as we find attractive opportunities. Despite share price weakness driven by broader market influences, we remain bullish on our business and have conviction that as Schwazze continues to deliver superior operating results that our shareholders will be rewarded.”

Justin continued, “As we look to the future, we expect continued growth in Colorado and New Mexico through both organic and inorganic means. Our operations continue to mature and gain momentum, and we firmly believe that we are winning in our markets. Our team will continue to focus on growing profitably and generating cash flow from operations.  When positive federal legislation is passed, Schwazze will be well-positioned as a market leader to take advantage of banking services and institutional investment.”

Q2 2022 Revenue

Revenues for the three months ended June 30, 2022, totaled $44.3 million, including (i) retail sales of $38.1 million (ii) wholesale sales of $6.1 million and (iii) other operating revenues of $43,750, compared to revenues of $30.7 million, including (i) retail sales of $21.5 million, (ii) wholesale of $9.2 million, and (iii) other operating revenues of $16,844 during the three months ended June 30, 2021, representing an increase of $13.5 million or 44%. This increase was due to increased sale of our products as well as execution of our growth through acquisition initiatives. In the second quarter of 2022, the Company acquired one additional retail dispensary, which generated additional retail revenue. Additionally, recreational marijuana sales became legal in New Mexico in April 2022, which increased sales volume and revenues in New Mexico. Wholesale revenues in Colorado decreased due to increased cultivation capacity in the state resulting in an over-supply of wholesale cannabis materials.

Cost of goods and services for the three months ended June 30, 2022, totaled $19.1 million compared to cost of services of $15.8 million during the three months ended June 30, 2021, representing an increase of $3.3 million or 21%. The increase in cost of goods is driven by the increase in revenue, however not at the same rate. In the quarter, the Company experienced a reduction in costs driven by vertical integration and third-party price negotiations.

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Gross profit increased to $25.2 million for Q2 2022 compared to $14.9 million during the same period in 2021. Gross profit margin increased as a percentage of revenue from 48.5% to 56.8%, and net of purchase accounting, the gross margin increased to 57.4%. This positive result, net of purchase accounting continues to reflect our consolidated purchasing approach, the implementation of our retail playbook, and vertical product sales in New Mexico.

Operating expenses for the three months ended June 30, 2022, totaled $16.1 million, compared to operating expenses of $10.5 million during the three months ended June 30, 2021, representing an increase of $5.6 million or 54%. This increase is due to increased selling, general and administrative expenses, professional service fees, salaries, benefits, and related employment costs driven by growth from acquisitions.

Other income for the three months ended June 30, 2022, totaled $29.2 million compared to $0.2 million during the three months ended June 30, 2021, representing an increase in income of $29 million or 18,435%. The increase in other income is due to the revaluation of the derivative liability related to the Investor Notes, offset by higher interest payments.

The Company generated net income for the three months ended June 30, 2022, of $33.8 million, compared to net income of $4.4 million for the three months ended June 30, 2021.

Adjusted EBITDA for Q2 2022 was $15 million representing 33.9% of revenue, compared to $10 million and 32.6% of revenue for the same period last year. This is derived from Operating Income and adjusting one-time expenses, merger and acquisition and capital raising costs, non-cash related compensation costs, and depreciation and amortization. See the financial table for Adjusted EBITDA below adjustment for details.

For six months ending June 30, 2022, the Company used cash for operations of ($8.0) million compared to generating cash of $1.4 million for the same period in 2021. The Company has cash and cash equivalents of $33.9 million at the end of Q2 2022.

Nancy Huber, CFO for Schwazze commented, “During Q2 we focused on completing integration of our acquisitions and made sure that we used our resources effectively. We are focused on reducing operating and SG&A expenses and judiciously investing growth capital to ensure adequate liquidity and profitability despite difficult market conditions in Colorado, which we believe to be transitory and temporary. Our balance sheet remains strong, and we have ample liquidity. We are focused on delivering positive cash flow net of acquisition costs for the year while driving organic growth and making smart acquisitions.”

2022 Guidance

The Company has revised its guidance for a fourth-quarter 2022 (Q4 2022) annualized run rate, which excludes transactions that are announced but not closed. Q4 2022 revenue annualized run rate is projected to be $175 million to $200 million, and the Q4 2022 adjusted EBITDA annualized run rate is projected to be from $60 million to $72 million.

NOTES:

(1)	Schwazze did not own all the assets and entities in part of 2021, 2020 and 2019 and is using unaudited numbers for this comparison.

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Adjusted EBITDA represents income (loss) from operations, as reported, before tax, adjusted to exclude non-recurring items, other non-cash items, including stock-based compensation expense, depreciation, and amortization, and further adjusted to remove acquisition and capital raise related costs, and other one-time expenses, such as severance, retention, and employee relocation. The Company uses adjusted EBITDA as it believes it better explains the results of its core business. The Company has not reconciled guidance for adjusted EBITDA to the corresponding GAAP financial measure because it cannot provide guidance for the various reconciling items. The Company is unable to provide guidance for these reconciling items because it cannot determine their probable significance, as certain items are outside of its control and cannot be reasonably predicted. Accordingly, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.

Webcast – August 11, 2022 – 5:00 PM EDT

Investors and stakeholders may participate in the conference call by dialing 416 764 8650 or by dialing North American toll free 1-888-664-6383 or listen to the webcast from the Company's website at https://ir.schwazze.com The webcast will be available on the Company’s website and on replay until August 18, 2022, and may be accessed by dialing 1-888-390-0541 / # 575833

Following their prepared remarks, Chief Executive Officer, Justin Dye and Chief Financial Officer, Nancy Huber will answer investor questions. Investors may submit questions in advance or during the conference call itself through the weblink: https://app.webinar.net/lwXbZbBZmKN This weblink has been posted to the Company’s website and will be archived on the website. All Company SEC filings can also be accessed on the Company website at https://ir.schwazze.com/sec-filings

About Schwazze

Schwazze (OTCQX: SHWZ, NEO: SHWZ) is building a premier vertically integrated regional cannabis company with assets in Colorado and New Mexico and will continue to take its operating system to other states where it can develop a differentiated regional leadership position. Schwazze is the parent company of a portfolio of leading cannabis businesses and brands spanning seed to sale. The Company is committed to unlocking the full potential of the cannabis plant to improve the human condition. Schwazze is anchored by a high-performance culture that combines customer-centric thinking and data science to test, measure, and drive decisions and outcomes. The Company's leadership team has deep expertise in retailing, wholesaling, and building consumer brands at Fortune 500 companies as well as in the cannabis sector. Schwazze is passionate about making a difference in our communities, promoting diversity and inclusion, and doing our part to incorporate climate-conscious practices. Medicine Man Technologies, Inc. was Schwazze’s former operating trade name. The corporate entity continues to be named Medicine Man Technologies, Inc. Schwazze derives its name from the pruning technique of a cannabis plant to enhance plant structure and promote healthy growth.

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Forward-Looking Statements

Such forward-looking statements may be preceded by the words “plan,” “will,” “may,” “continue,” “anticipate,” “become,” “build,” “develop,” “expect,” “believe,” “poised,” “project,” “approximate,” “could,” “potential,” or similar expressions as they relate to Schwazze. Forward-looking statements include the guidance provided regarding the Company’s Q4 2022 performance and annual capital spending. Forward-looking statements are not guarantees of future events or performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control and cannot be predicted or quantified. Consequently, actual events and results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; (v) difficulties in securing regulatory approval to market our products and product candidates; (vi) our ability to successfully execute our growth strategy in Colorado and New Mexico and outside the states, (vii) our ability to identify and consummate future acquisitions that meet our criteria, (viii) our ability to successfully integrate acquired businesses and realize synergies therefrom, (ix) the ongoing COVID-19 pandemic, (x) the timing and extent of governmental stimulus programs, (xi) the uncertainty in the application of federal, state and local laws to our business, and any changes in such laws, and (xii) our ability to achieve the target metrics, including our annualized revenue and EBIDTA run rates set out in our Q4 2022 guidance. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise except as required by law.

Investors Joanne Jobin Investor Relations Joanne.jobin@schwazze.com 647 964 0292	Daniel Pabon General Counsel dan@schwazze.com 303 371 0387 x1031	Media Julie Suntrup, Schwazze Vice President, Marketing & Merchandising julie.suntrup@schwazze.com 303 371 0387

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MEDICINE MAN TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

For the Three Months ended June 30, 2022 and 2021

Expressed in U.S. Dollars

	June 30,	December 31,
	2022	2021
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$33,862,423	$106,400,216
Accounts receivable, net of allowance for doubtful accounts	5,753,621	3,866,828
Inventory	19,375,341	11,121,997
Note receivable - current, net	71,667	–
Prepaid expenses and other current assets	7,743,112	2,523,214
Total current assets	66,806,164	123,912,255
Non-current assets
Fixed assets, net accumulated depreciation of $3,212,679 and $1,988,973, respectively	20,955,604	10,253,226
Goodwill	107,969,018	43,316,267
Intangible assets, net accumulated amortization of $11,930,443 and $7,652,750, respectively	105,427,462	97,582,330
Marketable securities, net of unrealized loss of $13,813 and gain of $216,771, respectively	479,741	493,553
Note receivable – noncurrent, net	–	143,333
Accounts receivable – litigation	290,648	303,086
Other noncurrent assets	1,464,163	514,962
Operating lease right of use assets	14,755,181	8,511,780
Total non-current assets	251,341,817	161,118,537
Total assets	$318,147,981	$285,030,792

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$3,222,956	$2,548,885
Accounts payable - related party	73,387	36,820
Accrued expenses	8,966,821	5,592,222
Derivative liabilities	11,634,721	34,923,013
Notes payable - related party	–	134,498
Lease liabilities – current	3,795,776	–
Income taxes payable	863,971	2,027,741
Total current liabilities	28,557,632	45,263,179
Long term debt	121,080,876	97,482,468
Lease liabilities	11,532,286	8,715,480
Total long-term liabilities	132,613,162	106,197,948
Total liabilities	161,170,794	151,461,127

Stockholders' equity
Common stock, $0.001 par value. 250,000,000 shares authorized; 55,995,681 shares issued and 54,446,575 shares outstanding at June 30, 2022 and 45,484,314 shares issued and 44,745,870 shares outstanding as of December 31, 2021	55,996	45,485
Preferred stock, $0.001 par value. 10,000,000 shares authorized; 86,994 shares issued and 82,594 outstanding at June 30, 2022 and December 31, 2021	87	87
Additional paid-in capital	179,623,469	162,815,097
Accumulated deficit	(20,711,687)	(27,773,968)
Common stock held in treasury, at cost, 886,459 shares held as of June 30, 2022 and 517,044 shares held as of December 31, 2021	(1,990,678)	(1,517,036)
Total stockholders' equity	156,977,187	133,569,665
Total liabilities and stockholders' equity	$318,147,981	$285,030,792

See accompanying notes to the financial statements

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MEDICINE MAN TECHNOLOGIES, INC.

CONSOLDIATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

For the Three Months ended June 30, 2022 and 2021

Expressed in U.S. Dollars

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating revenues
Retail	$38,138,799	$21,525,816	$64,664,515	$33,342,016
Wholesale	6,080,843	9,186,181	11,288,231	16,632,445
Other	43,750	16,844	88,200	94,494
Total revenue	44,263,392	30,728,841	76,040,946	50,068,955
Cost of goods and services
Total cost of goods and services	19,106,944	15,826,341	39,946,995	27,913,451
Gross profit	25,156,448	14,902,500	36,093,951	22,155,504
Operating expenses
Selling, general and administrative expenses	6,666,044	4,797,495	13,521,755	7,987,134
Professional services	1,516,544	1,519,016	4,101,016	3,714,124
Salaries	7,240,368	2,992,055	12,537,145	4,861,413
Stock based compensation	697,842	1,153,018	1,688,925	2,636,824
Total operating expenses	16,120,798	10,461,584	31,848,841	19,199,495
Income (loss) from operations	9,035,650	4,440,916	4,245,110	2,956,009
Other income (expense)
Interest income (expense), net	(7,489,205)	(1,713,770)	(14,791,459)	(2,675,053)
Unrealized gain (loss) on derivative liabilities	36,705,764	1,864,741	23,288,292	610,927
Other income (expense)	–	–	7	–
Gain (loss) on sale of assets	–	–	–	292,479
Unrealized gain (loss) on investments	(5,264)	6,627	(13,813)	221,257
Total other income (expense)	29,211,295	157,598	8,483,027	(1,550,390)
Provision for income taxes (benefit)	4,405,962	228,474	5,665,856	685,088
Net income (loss)	$33,840,983	$4,370,040	$7,062,281	$720,531

Less: Accumulated preferred stock dividends for the period	(1,766,575)	–	(3,510,019)	–
Net income (loss) attributable to common stockholders	$32,074,408	$4,370,040	$3,552,262	$720,531

Earnings (loss) per share attributable to common shareholders
Basic earnings (loss) per share	$0.65	$0.10	$0.07	$0.02
Diluted earnings (loss) per share	$0.24	$0.08	$0.03	$0.01
Weighted average number of shares outstanding - basic	49,178,494	42,332,144	49,178,494	42,286,168
Weighted average number of shares outstanding - diluted	133,481,667	53,975,521	133,481,667	53,886,727

Comprehensive income (loss)	$33,840,983	$4,370,040	$7,062,281	$720,531

See accompanying notes to the financial statements

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MEDICINE MAN TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS (UNAUDITED)

For the Three Months ended June 30, 2022, and 2021

Expressed in U.S. Dollars

	For the Six Months Ended
	June 30,
	2022	2021
Cash flows from operating activities
Net income (loss) for the period	$7,062,281	$720,531
Adjustments to reconcile net income to cash used in operating activities
Depreciation and amortization	5,501,399	4,807,147
Gain on change in derivative liabilities	(23,288,292)	(610,927)
Loss (gain) on investment, net	13,813	(221,257)
Loss (gain) on sale of asset	–	(292,479)
Stock based compensation	1,474,380	2,636,824
Changes in operating assets and liabilities (net of acquired amounts):
Accounts receivable	(1,677,476)	(1,854,067)
Inventory	3,903,984	(3,368,807)
Prepaid expenses and other current assets	(1,458,786)	(1,250,938)
Other assets	(946,701)	(367,593)
Operating leases right of use assets and liabilities	369,181	77,444
Accounts payable and other liabilities	2,248,013	1,169,537
Deferred Revenue	–	(50,000)
Income taxes payable	(1,163,770)	–
Net cash provided by (used in) operating activities	(7,961,974)	1,395,416

Cash flows from investing activities:
Cash consideration for acquisition of business	(95,903,316)	(66,082,072)
Purchase of fixed assets	(7,004,445)	(1,203,180)
Issuance of notes receivable	–	181,911
Purchase of intangible assets	(2,825)	(29,580)
Net cash used in investing activities	(102,910,586)	(67,132,921)

Cash flows from financing activities:
Proceeds from issuance of debt	19,165,362	40,348,241
Debt issuance and discount costs	4,433,042	–
Repayment of notes payable	–	(5,000,000)
Proceeds from issuance of common stock, net of issuance costs	14,736,363	50,282,798
Net cash provided by financing activities	38,334,767	85,631,039

Net increase (decrease) in cash and cash equivalents	(72,537,793)	19,893,534
Cash and cash equivalents at beginning of period	106,400,216	1,237,235
Cash and cash equivalents at end of period	$33,862,423	$21,130,769

Supplemental disclosure of cash flow information:
Cash paid for interest	$9,004,575	$2,131,495
Cash paid for income taxes	6,840,000	–

Supplemental disclosure of non-cash investing and financing activities:
Common stock issued in connection with acquisitions	9,900,506	–
Issuance of common stock	379,146	–
Return of common stock	551,875	–

See accompanying notes to the financial statements

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MEDICINE MAN TECHNOLOGIES, INC.

Adjusted EBITDA Reconciliation

Non-GAAP measurement

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Net income (loss)	$33,840,983	$4,370,040	$7,062,281	$720,531
Interest expense, net	7,489,205	1,713,770	14,791,459	2,675,053
Provision for income taxes	4,405,962	228,474	5,665,856	685,088
Other (income) expense	(36,700,500)	(1,871,368)	(23,274,486)	(1,124,663)
Depreciation and amortization	2,960,603	3,016,579	5,501,399	4,807,147
EBITDA (non-GAAP measure)	$11,996,253	$7,457,495	$9,746,509	$7,763,156
Non-cash stock compensation	697,842	1,153,018	1,688,925	2,636,824
Deal related expenses	1,656,529	916,471	3,913,463	1,662,415
Capital raise related expenses	41,312	230,970	605,632	1,182,089
Inventory adjustment to fair market value for purchase accounting	246,613	–	6,507,047	2,164,686
One-time cultivation asset impairment	329,210	–	329,210	–
Severance	44,537	125,826	49,102	142,092
Retention program expenses	–	29,687	–	59,375
Employee relocation expenses	332	18,391	19,110	38,391
Other non-recurring items	8,840	90,011	10,650	217,179
Adjusted EBITDA (non-GAAP measure)	$15,021,468	$10,021,869	$22,869,648	$15,866,207

Revenue	44,263,392	30,728,841	76,040,946	50,068,955
aEBITDA Percent	33.9%	32.6%	30.1%	31.7%

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